EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 FOR THE THREE
                                                  MONTHS ENDED
                                                    MARCH 31,
                                         -------------------------------
                                              1996              1997
                                              ----              ----
                                                   (UNAUDITED)
Per Share Data:

    Net income                            $     3,539       $      3,744
                                         ============       ============
    Net income per common and common
    equivalent shares, primary            $      0.38       $       0.43
                                         ============       ============
    Net income per common and common
    equivalent shares, fully diluted      $      0.38       $       0.43
                                         ============       ============

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES:

Primary:
    Weighted average number of
    common shares outstanding                   8,915              8,376

    Common equivalent shares:
         Options                                  513                286
                                         ------------       ------------
                                                9,428              8,662
                                         ============       ============
Fully diluted:
    Weighted average number of
    common shares outstanding                   8,915              8,376

    Common equivalent shares:
         Options                                  513                286
                                         ------------       ------------
                                                9,428              8,662
                                         ============       ============